Exhibit 99.1

NEWS RELEASE

	Contacts:	Susser Petroleum Partners LP
Mary Sullivan, Chief Financial Officer
(361) 693-3743, msullivan@susser.com

DRG&L
Anne Pearson, Senior Vice President
FOR IMMEDIATE RELEASE		(210) 408-6321, apearson@drg-l.com
Ben Burnham, Vice President
(773) 599-3745, bburnham@drg-l.com

Susser Petroleum Partners LP Reports Third Quarter 2012 Results
Announces Initial Quarterly Distribution
Investor Call Scheduled Today at 10 a.m. ET

HOUSTON, November 7, 2012 - Susser Petroleum Partners LP (NYSE: SUSP), a wholesale distributor of motor fuels, today reported financial and operating results for the third quarter ended September 30, 2012.

Pro Forma Results of Operations
Susser Petroleum Partners (SUSP or the Partnership) completed its initial public offering of common units representing limited partnership interests on September 25, 2012, and is providing certain actual and pro forma results for the three- and nine- month periods ended September 30, 2011 and 2012. The pro forma results show actual gallons sold but reflect revenues and gross margins as if the Partnership had completed its initial public offering and related transactions and had been operating as an independent entity under its current contractual arrangements with affiliates since January 1, 2011. Additional detail regarding our pro forma adjustments are included in the attached statements. Management believes the pro forma presentation provides investors with a more relevant comparison to historical and future periods as opposed to actual results.
For the third quarter of 2012, pro forma total revenue increased 12 percent to $1.1 billion compared to $993.3 million in the third quarter of 2011. The increase was driven primarily by an 11 percent increase in total gallons sold and a 0.9 percent increase in the average selling price per gallon. Of the total third quarter pro forma revenues, 66.6 percent was from motor fuel sales to affiliates, 33.2 percent was from motor fuel sales to other third-parties, 0.1 percent came from rental income, and 0.1 percent was from other income.
Affiliate customers as of September 30, 2012 include 552 Stripes® convenience stores operated by our parent company (Susser Holdings Corporation or SUSS), as well as SUSS' sales of motor fuel under consignment arrangements at 88 of its independently operated convenience stores. Total gallons of motor fuel sold to affiliates during the full third quarter increased 8.2 percent versus the prior-year period to 247.6 million gallons. Pro forma gross profit on motor fuel sold to affiliates totaled $7.4 million versus $6.9 million in the comparable three-month period last year. Both periods' pro forma gross profit reflects the contracted margin of 3 cents per gallon (CPG) for fuel sold to Stripes® stores and consignment locations.
Third-party customers of SUSP include 484 independent dealers under long-term fuel supply agreements and approximately 1,300 commercial customers. Total gallons of motor fuel sold to third parties increased year-over-year by 17.4 percent to 119.8 million gallons for the quarter. Pro forma gross profit on motor fuel sold to these third-party customers was $5.6 million, or 4.7 CPG, compared to $4.5 million, or 4.4 CPG, in the prior-year period.
Pro forma total gross profit increased by 14.8 percent to $14.6 million for the third quarter of 2012 compared to the prior-year period. On a weighted average basis, pro forma fuel margin for all gallons sold increased from 3.4 CPG in the third quarter of 2011 to 3.6 CPG in the most recent quarter.

Reported Financial Results
Net income for the full quarter was $3.6 million, which includes the results of Susser Petroleum Company LLC, our accounting predecessor (Predecessor), from July 1, 2012 through September 24, 2012 and the Partnership for the six day period from September 25, 2012 to September 30, 2012. Limited partners' interest in net income subsequent to the closing of the initial public offering on September 25, representing a six-day period, was $574,000, or $0.03 per common unit.
Adjusted EBITDA totaled $7.7 million for the full quarter. For the six day period of SUSP operations, Adjusted EBITDA was $666,000 and distributable cash flow was $644,000. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures. For additional information, including a reconciliation to the most comparable GAAP measure, please see the tables and disclosures at the end of this news release.
Concurrent with the IPO, SUSP entered into a $250 million revolving credit facility agreement with a syndicate of banks and a $180.7 million term loan and security agreement. A portion of the $206 million IPO proceeds were invested in short-term marketable securities, which will be used to pre-fund capital expenditures. At September 30, unused availability on the SUSP revolver was $237.2 million. At the end of September, SUSP reported $195.5 million of cash and marketable securities on the balance sheet, and its total debt outstanding was $181.8 million, for net debt less cash and marketable securities of ($13.7) million.
“We are pleased to be reporting such favorable results of Susser Petroleum Partners for the first time as a publicly traded partnership and to be announcing our first quarterly distribution,” said Sam L. Susser, Chairman and Chief Executive Officer.
“The Partnership is off to a strong start, with robust year-over-year growth in fuel volumes and revenues, reflecting the strength of the Texas economy. We anticipate further opportunities for substantial growth, both through new stores at the Stripes chain and through new relationships with independent dealers and commercial customers, as well as through growing rental income from the purchase and lease-back of newly constructed Stripes stores.”

Quarterly Distribution
SUSP announced today that the board of directors of its general partner has approved its first quarterly distribution for the third quarter of 2012 of $0.0285 per unit. This prorated amount corresponds to six days of its minimum quarterly cash distribution of $0.4375 per unit, or $1.75 on an annualized basis. The total distribution amount of approximately $624,000 is being paid from distributable cash flow of $644,000 for the six day period.
The proration period is from the closing date of SUSP's initial public offering on September 25 through the end of the quarter on September 30. The distribution will be paid November 29 to unitholders of record on November 19. Immediately prior to the distribution there will be 21,878,872 units outstanding, including all of the Partnership's common and subordinated units.

Factors Affecting Comparability
Reported results of operations for the three-month and nine-month periods ending September 30, 2012 include the results of the Partnership's Predecessor up to September 25, 2012, at which time Susser Petroleum Partners LP assumed operations. Prior to September 25, 2012, the Predecessor did not charge intercompany gross profit on motor fuel sales to Susser Holdings' Stripes convenience stores. Additionally, not all of the wholesale operations of the Predecessor were contributed to SUSP, such as consignment location fuel sales and the fuel transportation assets and operations. As a result, actual operating results are not comparable on a period-to-period basis.
Selected pro forma information is being provided which reflects certain SUSP results as if the current structure and contracts had been in place on January 1, 2011. Additionally, a reconciliation of the post-closing period to the full third quarter results can be found in the attached tables. For additional information, please refer to disclosures in the Partnership's quarterly report on Form 10-Q which will be filed with the Securities and Exchange Commission by November 14th.

Third Quarter Earnings Conference Call
The management teams of SUSP and SUSS will hold a conference call today at 10:00 a.m. ET (9:00 a.m. CT) to discuss third quarter results for both Susser Holdings Corporation (NASDAQ: SUSS) and Susser Petroleum Partners LP. To participate in the call, dial 480-629-9771 10 minutes prior to the call and ask for the Susser conference call. The call will also be accessible live and for later replay via webcast in the Investor Relations section of Susser Holdings' web site at www.susser.com and Susser Petroleum Partners' web site at www.susserpetroleumpartners.com under Events and Presentations. A telephone replay will be available through November 14 by calling 303-590-3030 and using the pass code 4568290#.

About Susser Petroleum Partners LP
Houston-based Susser Petroleum Partners LP is a publicly-traded partnership formed by Susser Holdings Corporation to engage in the primarily fee-based wholesale distribution of motor fuels to Susser Holdings and third parties. Susser Petroleum Partners distributes over 1.4 billion gallons of motor fuel annually from major oil companies and independent refiners to Susser Holdings' Stripes® convenience stores, independently operated consignment locations, convenience stores and retail fuel outlets operated by independent operators and other commercial customers in Texas, New Mexico, Oklahoma and Louisiana.

Forward-Looking Statements
This news release contains “forward-looking statements” which are based on current plans and expectations and involve a number of risks and uncertainties that could cause actual results and events to vary materially. For a full discussion of these risks and uncertainties, please refer to the “Risk Factors” section of our Prospectus filed with the Securities and Exchange Commission on September 21, 2012. These forward-looking statements are based on and include our expectations as of the date hereof. Subsequent events and market developments could cause our expectations to change. While we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if new information becomes available, except as may be required by applicable law.
Qualified Notice
This release is intended to be a qualified notice under Treasury Regulation Section 1.1446-4(b). Brokers and nominees should treat 100 percent of Susser Petroleum Partners' distributions to non-U.S. investors as being attributable to income that is effectively connected with a United States trade or business. Accordingly, Susser Petroleum Partners' distributions to non-U.S. investors are subject to federal income tax withholding at the highest applicable effective tax rate.

Financial Statements follow

Pro Forma Results
The following presentation reflects the pro forma revenues and gross profit for SUSP had the transactions and contracts related to the IPO occurred as of January 1, 2011. Specifically, the following pro forma schedules give effect to:

•
the contribution by our Predecessor to us of substantially all of the assets and operations comprising its wholesale motor fuel distribution business (other than its motor fuel consignment business and transportation assets and substantially all of its accounts receivable and payable);

•	the contribution by SUSS and our Predecessor to us of certain convenience store properties;

•
our entry into a fuel distribution contract with SUSS, which provides (i) a three cent fixed profit margin on the motor fuel distributed to SUSS for its Stripes® convenience stores, instead of no margin historically reflected in our Predecessor financial statements and (ii) a three cent fixed profit margin on all volumes sold to SUSS for its independently operated consignment locations, instead of the variable and higher margin received by our Predecessor under consignment contracts; and

•	our entry into the SUSS Transportation Contract and the elimination of revenues and costs associated with the transportation business that were included in our Predecessor's results of operations.

As used in the following table, “affiliates” refers to sales to SUSS for its Stripes® convenience stores and independently operated consignment locations; “third-party” refers to sales to independently operated dealer supply locations and other commercial customers.

	Pro Forma Three Months Ended				Pro Forma Nine Months Ended
	September 30, 2011		September 30, 2012		September 30, 2011		September 30, 2012
	(dollars and gallons in thousands, except motor fuel pricing and gross profit per gallon)
Revenues:
Motor fuel sales to third parties	$309,160		$369,354		$894,705		$1,094,098
Motor fuel sales to affiliates	682,234		741,532		1,960,520		2,176,767
Rental income	827		837		2,456		2,517
Other income	1,062		1,162		3,341		3,610
Total revenue	$993,283		$1,112,885		$2,861,022		$3,276,992
Gross profit:
Motor fuel sales to third parties	$4,461		$5,639		$13,248		$15,676
Motor fuel sales to affiliates	6,866		7,439		19,983		21,896
Rental income	827		837		2,456		2,517
Other	575		693		1,789		2,071
Total gross profit	$12,729		$14,608		$37,476		$42,160
Operating Data:
Motor fuel gallons sold:
Affiliated gallons	228,877		247,578		666,089		729,447
Third-party dealers and other commercial customers	102,026		119,785		298,553		358,311
Total gallons sold	330,903		367,363		964,642		1,087,758
Motor fuel gross profit cents per gallon:
Affiliated	3.0	¢	3.0	¢	3.0	¢	3.0	¢
Third-party	4.4	¢	4.7	¢	4.4	¢	4.4	¢
Volume-weighted average for all gallons	3.4	¢	3.6	¢	3.4	¢	3.5	¢

Susser Petroleum Partners LP
Consolidated Statements of Operations
Unaudited

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2012 (1)	September 30, 2011	September 30, 2012 (2)
	Predecessor		Predecessor
	(dollars in thousands, except unit and per unit amounts)
Revenues:
Motor fuel sales to third parties	$397,200	$458,816	$1,145,631	$1,364,361
Motor fuel sales to affiliates	590,538	647,301	1,699,206	1,894,471
Rental income	1,367	1,359	4,101	4,078
Other income	2,758	2,140	6,001	5,871
Total revenues	991,863	1,109,616	2,854,939	3,268,781
Cost of sales:
Motor fuel cost of sales to third parties	389,479	449,486	1,121,622	1,336,351
Motor fuel cost of sales to affiliates	590,538	646,832	1,699,206	1,894,000
Other	310	469	1,552	1,539
Total cost of sales	980,327	1,096,787	2,822,380	3,231,890
Gross profit	11,536	12,829	32,559	36,891
Operating expenses:
General and administrative	2,573	3,035	7,699	8,836
Other operating	1,315	1,036	3,806	4,675
Rent	1,096	1,078	3,271	3,258
Loss (gain) on disposal of assets	70	194	213	229
Depreciation, amortization and accretion	1,480	2,016	3,963	5,793
Total operating expenses	6,534	7,359	18,952	22,791
Income from operations	5,002	5,470	13,607	14,100
Other income (expense):
Interest expense, net	(87)	(113)	(246)	(293)
Income before income taxes	4,915	5,357	13,361	13,807
Income tax expense	(1,778)	(1,739)	(4,837)	(4,813)
Net income and comprehensive income	$3,137	$3,618	$8,524	$8,994

Less: Predecessor income prior to initial public offering on September 25, 2012	3,044	8,420
Limited partners' interest in net income subsequent to initial public offering	$574	$574

Net income per limited partner unit:
Common	$0.03	$0.03
Subordinated	$0.03	$0.03

Limited partner units outstanding:
Common units - public	10,925,000	10,925,000
Common units - affiliated	14,436	14,436
Subordinated units - affiliated	10,939,436	10,939,436
(1) Our results for the three months ended September 30, 2012 include the results of our Predecessor from July 1, 2012 through September 24, 2012, and the Partnership for the six day period from September 25, 2012 to September 30, 2012. See the table following these financials for a disaggregation of results between our Predecessor and the Partnership.

(2) Our results for the nine months ended September 30, 2012 include the results of our Predecessor from January 1, 2012 through September 24, 2012, and the Partnership for the six day period from September 25, 2012 to September 30, 2012.
Susser Petroleum Partners LP
Consolidated Balance Sheets

	December 31, 2011	September 30, 2012
	Predecessor	(unaudited)
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$240	$14,810
Marketable securities	—	180,677
Accounts receivable, net of allowance for doubtful accounts of $167 at December 31, 2011, and $0 at September 30, 2012	31,760	17,164
Receivables from affiliates	106,553	21,025
Inventories, net	7,023	2,834
Other current assets	1,836	3
Total current assets	147,412	236,513
Property and equipment, net	39,049	34,217
Other assets:
Goodwill	20,661	12,936
Intangible assets, net	23,309	23,242
Other noncurrent assets	885	277
Total assets	$231,316	$307,185
Liabilities and unitholder's equity
Current liabilities:
Accounts payable	$98,316	$51,751
Accrued expenses and other current liabilities	8,010	2,369
Current maturities of long-term debt	22	23
Total current liabilities	106,348	54,143
Long-term debt	1,098	181,747
Deferred tax liability, long-term portion	2,595	—
Other noncurrent liabilities	5,462	2,645
Total liabilities	115,503	238,535
Commitments and contingencies:
Unitholder's equity:
Susser Petroleum Partners LP unitholder's equity:
Predecessor division equity	115,813	—
Common unitholders - public (10,925,000 units issued and outstanding)	—	206,320
Common unitholders - affiliated (14,436 units issued)	—	(183)
Subordinated unitholders - affiliated (10,939,436 units issued)	—	(137,487)
Total unitholder's equity	115,813	68,650
Total liabilities and unitholder's equity	$231,316	$307,185

Key Operating Metrics
The following table sets forth, for the periods indicated, information concerning key measures we rely on to gauge our operating performance. Historical results include our Predecessor's results of operations. See table below for a disaggregation of results between our Predecessor (prior to September 25, 2012) and the Partnership (beginning September 25, 2012). The following information is intended to provide investors with a reasonable basis for assessing our historical operations, but should not serve as the only criteria for predicting our future performance.

	Three Months Ended				Nine Months Ended
	September 30, 2011		September 30, 2012		September 30, 2011		September 30, 2012
	Predecessor				Predecessor
	(dollars and gallons in thousands, except motor fuel pricing and gross profit per gallon)
Revenues:
Motor fuel sales to third parties	$397,200		$458,816		$1,145,631		$1,364,361
Motor fuel sales to affiliates	590,538		647,301		1,699,206		1,894,471
Rental income	1,367		1,359		4,101		4,078
Other income	2,758		2,140		6,001		5,871
Total revenue	$991,863		$1,109,616		$2,854,939		$3,268,781
Gross profit:
Motor fuel gross profit to third parties	$7,721		$9,330		$24,009		$28,010
Motor fuel gross profit to affiliates	—		469		—		471
Rental income	1,367		1,359		4,101		4,078
Other	2,448		1,671		4,449		4,332
Total gross profit	$11,536		$12,829		$32,559		$36,891
Net income	$3,137		$3,618		$8,524		$8,994
Adjusted EBITDA(1)	$6,552		$7,686		$17,783		$20,128
Distributable cash flow (1)	$—		$644		$—		$644
Operating Data:
Total motor fuel gallons sold	330,903		367,362		964,642		1,087,758
Average wholesale selling price per gallon	$2.98		$3.01		$2.95		$3.00
Motor fuel gross profit cents per gallon (2):
Third-party	5.94	¢	6.31	¢	6.33	¢	6.32	¢
Affiliated	0.00	¢	0.21	¢	0.00	¢	0.07	¢
Volume-weighted average for all gallons	2.33	¢	2.67	¢	2.49	¢	2.62	¢

(1)
We define EBITDA as net income before net interest expense, income tax expense and depreciation and amortization expense. Adjusted EBITDA further adjusts EBITDA to reflect certain other non-recurring and non-cash items. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash state franchise tax expense, maintenance capital expenditures, and other non-cash adjustments. Adjusted EBITDA and distributable cash flow are not financial measures calculated in accordance with GAAP. Distributable cash flow for the three and nine months ended September 30, 2012 does not include results related to our Predecessor prior to September 25, 2012.

(2)
For the historical periods presented other, than the six-day period from the completion of the Partnership's IPO September 25, 2012 through September 30, 2012, affiliated sales only include sales to Stripes® convenience stores, for which our Predecessor historically received no margin, and third-party motor fuel gross profit cents per gallon includes the motor fuel sold directly to independently operated consignment locations, as well as sales to third-party dealers and other commercial customers. Following the IPO we sell fuel to SUSS for both Stripes® convenience stores and SUSS' independently operated consignment locations at a fixed profit margin of three cents per gallon. As a result, volumes sold to consignment locations are included in the calculation of third-party motor fuel gross profit cents per gallon in the historical operating data, and in the calculation of affiliated motor fuel gross profit cents per gallon in the pro forma operating data.

We believe EBITDA, Adjusted EBITDA and distributable cash flow are useful to investors in evaluating our operating performance because:

•	they are used as performance and/or liquidity measures under our revolving credit facility;

•	securities analysts and other interested parties use such calculations as a measure of financial performance, ability to make distributions to our unitholders and debt service capabilities;

•	they are used by our management for internal planning purposes, including aspects of our consolidated operating budget, and capital expenditures.

EBITDA, Adjusted EBITDA and distributable cash flow are not recognized terms under GAAP and do not purport to be alternatives to net income (loss) as measures of operating performance or to cash flows from operating activities as a measure of liquidity. EBITDA, Adjusted EBITDA and distributable cash flow have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations include:

•	they do not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	they do not reflect changes in, or cash requirements for, working capital;

•	they do not reflect interest expense, or the cash requirements necessary to service interest or principal payments on our revolving credit facility or term loan;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect cash requirements for such replacements; and

•	because not all companies use identical calculations, our presentation of EBITDA, Adjusted EBITDA and distributable cash flow may not be comparable to similarly titled measures of other companies.
The following table presents a reconciliation of net income (loss) to EBITDA and Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	September 30, 2011	September 30, 2012	September 30, 2011	September 30, 2012
	Predecessor		Predecessor
	(in thousands)
Net income	$3,137	$3,618	$8,524	$8,994
Depreciation, amortization and accretion	1,480	2,016	3,963	5,793
Interest expense, net	87	113	246	293
Income tax expense	1,778	1,739	4,837	4,813
EBITDA	6,482	7,486	17,570	19,893
Non-cash stock-based compensation	—	6	—	6
Loss on disposal of assets and impairment charge	70	194	213	229
Other miscellaneous expense	—	—	—	—
Adjusted EBITDA	$6,552	$7,686	$17,783	$20,128

The following table presents a reconciliation of net cash provided by operating activities to EBITDA and Adjusted EBITDA:

	Nine Months Ended
	September 30, 2011	September 30, 2012
	Predecessor
	(in thousands)
Net cash provided by operating activities	$1,801	$25,912
Changes in operating assets and liabilities	11,446	(8,608)
Amortization of deferred financing fees	—	(6)
Loss on disposal of assets and impairment charge	(213)	(229)
Non-cash stock-based compensation	—	(6)
Deferred income tax	(547)	(2,276)
Interest expense, net	246	293
Income tax expense	4,837	4,813
EBITDA	17,570	19,893
Non-cash stock-based compensation	—	6
Loss on disposal of assets and impairment charge	213	229
Other miscellaneous	—	—
Adjusted EBITDA	$17,783	$20,128

The following table is a summary of our results of operations for the three months ended September 30, 2012, disaggregated for the periods proceeding and following our IPO:

	Susser Petroleum Company LLC Predecessor	Susser Petroleum Partners LP	Three Months Ended September 30, 2012
	Through September 24, 2012	From September 25, 2012
	(in thousands)
Revenues:
Motor fuel sales to third parties	$434,436	$24,380	$458,816
Motor fuel sales to affiliates	601,485	45,816	647,301
Rental income	1,304	55	1,359
Other income	2,033	107	2,140
Total revenue	1,039,258	70,358	1,109,616
Gross profit:
Motor fuel gross profit to third parties	8,998	332	9,330
Motor fuel gross profit to affiliates	3	466	469
Rental income	1,304	55	1,359
Other	1,626	45	1,671
Total gross profit	11,931	898	12,829
Net income	$3,044	$574	$3,618
Adjusted EBITDA(1)	$7,020	$666	$7,686
Distributable cash flow (1)		$644
(1) Reconciliation of net income to EBITDA, Adjusted EBITDA and distributable cash flow:

	Susser Petroleum Company LLC Predecessor	Susser Petroleum Partners LP	Three Months Ended September 30, 2012
	Through September 24, 2012	From September 25, 2012
	(in thousands)
Net income	$3,044	$574	$3,618
Depreciation, amortization and accretion	1,958	58	2,016
Interest expense, net	89	24	113
Income tax expense	1,735	4	1,739
EBITDA	6,826	660	7,486
Non-cash stock-based compensation	—	6	6
Loss on disposal of assets and impairment charge	194	—	194
Other miscellaneous expense	—	—	—
Adjusted EBITDA	$7,020	666	$7,686
Cash interest expense		(18)
State franchise tax expense (cash)		(4)
Maintenance capital expenditures		—
Distributable cash flow		$644